Exhibit 3.3

CERTIFICATE OF MERGER

MERGING

SONKEI PHARMACEUTICALS, INC.

(a Delaware corporation)

WITH AND INTO

CYRENAIC PHARMACEUTICALS, INC.

(a Delaware corporation)

Pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware

The undersigned hereby certifies as follows as of November 12, 2013:

FIRST:  The name and state of incorporation of each of the constituent corporations participating in the merger herein certified (the “Constituent Corporations”) are as follows:

(i)            Sonkei Pharmaceuticals, Inc., which is incorporated under the laws of the State of Delaware (“Sonkei”); and

(ii)           Cyrenaic Pharmaceuticals, Inc., which is incorporated under the laws of the State of Delaware (“Cyrenaic”).

SECOND:  An Agreement and Plan of Merger dated as of November 12, 2013 (the “Merger Agreement”), by and between the Constituent Corporations, providing for the merger of Sonkei with and into Cyrenaic (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”).

THIRD:  Upon the filing of this Certificate of Merger with the Secretary of the State of Delaware, Sonkei will merge with and into Cyrenaic, and Cyrenaic will be the surviving corporation in the Merger (the “Surviving Corporation”).  The Surviving Corporation will continue its existence under the name “Minerva Neurosciences, Inc.”

FOURTH:  The First Article of the Certificate of Incorporation of the Surviving Corporation is hereby amended in its entirety to read as follows:

“The name of the corporation is Minerva Neurosciences, Inc. (the “Corporation”).”

FIFTH:  An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation in accordance with Section 251 and Section 103 of the DGCL.  The address of the principal place of business of the Surviving Corporation is 245 First Street, Suite 1800, Cambridge, MA 02142.

SIXTH:  A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

SEVENTH: The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed by the undersigned authorized officer as of the date first written above.

Surviving Corporation:

CYRENAIC PHARMACEUTICALS, INC.

By:	/s/ Rogerio Vivaldi Coelho
Name:	Rogerio Vivaldi Coelho
Title:	President and CEO